EXHIBIT 10.1

RED ROBIN GOURMET BURGERS, INC.
EMPLOYMENT INDUCEMENT AWARD

RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”) between RED ROBIN GOURMET BURGERS, INC. (the “Company”) and G.J. Hart (“Grantee”) is dated effective September 13, 2022 (the “Date of Grant”).

Grantee has been granted an award of 123,762 restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of Red Robin Gourmet Burgers, Inc. common stock.

Vesting Schedule: This award will vest in accordance with the following:

Shares	Vest Date
41,254	September 13, 2023
41,254	September 13, 2024
41,254	September 13, 2025

RECITALS

A.       The Board has adopted, and the stockholders have approved, the Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan, as may be amended from time to time (the “Plan”);

B.       Although this Agreement is not made under the Plan, this Agreement will be granted subject to and in accordance with the terms and conditions of the Plan as if the award were granted under the Plan, to the extent applicable; and

C.       The Committee has determined that Grantee is eligible to receive a restricted stock unit award as an inducement award to induce the Grantee to become, and to retain Grantee as, Chief Executive Officer of the Company and has determined that it would be in the best interest of the Company to grant the restricted stock unit award provided for herein.

AGREEMENT

1.               Grant of Restricted Stock Unit.

(a)             Award. As an employment inducement award, Grantee is hereby awarded the number of Restricted Stock Units set forth above, each of which represents the right to receive one share of the Company's common stock, $.001 par value per share (the “Common Stock”), subject to the conditions of the Plan and this Agreement (the “Restricted Stock Units”). Unless and until the Restricted Stock Units vest, Grantee will have no right to receive shares of Common Stock under such Restricted Stock Units.

(b)             Plan Incorporated. Grantee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.               Vesting Schedule: The Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting schedule set forth above. Each date upon which vesting occurs is referred to herein as a “Vesting

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Date”. The foregoing notwithstanding, vesting pursuant to the foregoing schedule shall occur on a Vesting Date only if Grantee remains employed by or provides services to the Company from the Date of Grant to such Vesting Date. If Grantee ceases to be employed by or ceases to provide services to the Company at any time prior to the final Vesting Date, all unvested Restricted Stock Units shall be canceled immediately on the date that Grantee's employment or service is terminated and Grantee shall cease to have any right or entitlement to receive any shares of Common Stock under such canceled Restricted Stock Units.

3.               Accelerated Vesting of Restricted Stock Units.

(a)             As provided in Section 5.3 of the Plan, if a Change in Control occurs, any unvested Restricted Stock Units held by Grantee will become fully vested. However, if Grantee is designated on the Company’s payroll records as a Tier 1 or Tier 2 executive or above, or an executive officer, on the date of the Change in Control no Restricted Stock Units will vest solely on account of a Change in Control unless Grantee’s employment with the Company is terminated without Cause (as defined below) within the two-year period following such Change in Control.

(b)             For purposes of this Agreement, “Cause” means that Grantee:

(i)              has been negligent in the discharge of his or her duties to the Company or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(ii)            has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(iii)          has materially breached any of the provisions of any agreement with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or

(iv)           has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; has improperly induced a vendor or customer to enter into, break or terminate any contract with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has induced a principal for whom the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries acts as agent to terminate such agency relationship.

4.               Limits on Transferability. Restricted Stock Units shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Grantee. Grantee agrees that the Restricted Stock Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of shares of unvested Restricted Stock Units that does not satisfy the requirements of this Agreement and the Plan shall, prior to the lapse of the restrictions on such shares pursuant to Section 2, be void and unenforceable against the Company.

5.               Issuance and Certificates. Unless the Restricted Stock Units are forfeited prior to the Vesting Date as provided in Section 2 above, the shares of Common Stock issuable upon vesting of the Restricted Stock Units shall be deemed issued as of the Vesting Date. As soon as administratively practicable following a Vesting Date, the Company shall cause a stock certificate or certificates (which may be in electronic form) to be delivered to or

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on behalf of Grantee for such number of shares equal to the number of Restricted Stock Units vested on such Vesting Date, subject to the Company's collection of applicable withholding taxes in accordance with Section 7 below. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority.

6.               Stockholder Rights. Grantee shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Common Stock subject to the Restricted Stock Units until such shares are issued on the applicable Vesting Date.

7.               Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee. In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, to satisfy Grantee’s federal and state tax withholding obligations arising from the vesting of the Restricted Stock Units, the Company shall be permitted in its discretion to withhold shares of Common Stock otherwise to be delivered to Grantee having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional shares of Common Stock. Any additional withholding amounts owed by Grantee due to the inability to deliver fractional shares will be deducted from Grantee’s next paycheck.

8.               Tax Consideration. The Company has advised Grantee to seek Grantee’s own tax and financial advice with regard to the federal and state tax considerations resulting from Grantee’s receipt of Restricted Stock Units pursuant to this Agreement. Grantee understands that the Company will report to appropriate taxing authorities the payment to Grantee of compensation income upon the vesting of the Restricted Stock Units. Grantee understands that he or she is solely responsible for the payment of all federal and state taxes resulting from this grant of Restricted Stock Units. With respect to tax withholding amounts, the Company has all of the rights specified in Section 7 of this Agreement and has no obligations to Grantee except as expressly stated in Section 7 of this Agreement.

9.               Non-Solicitation. Grantee, for the twelve (12) month period immediately following the date of termination of Grantee’s employment or services, shall not, either on his or her own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner, or shareholder, or otherwise on behalf of any other person, firm, or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an employee of the Company. Grantee agrees that the covenant set forth in this Section 9 is reasonable with respect to its duration, geographical area and scope. In the event that the geographic or temporal scope of the covenant contained herein or the nature of the business or activities restricted hereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provisions shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

10.             Injunctive Relief. The parties hereto agree that either party hereto would suffer irreparable harm from a breach by the other party of any of the covenants or agreements contained in Section 9, for which there is no adequate remedy at law. Therefore, in the event of the actual or threatened breach by a party of any of the provisions of this Agreement, the other party, and in the case of the Company, its respective successors or assigns, may, in addition and supplementary to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive or other relief (without the necessity of posting bond or security) in order to enforce compliance with, or prevent any violation of, the provisions hereof; and that, in the event of such breach or threat thereof by one party, the other party shall be entitled to obtain a

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temporary restraining order and/or a preliminary injunction restraining the other party from engaging in activities prohibited hereby or such other relief as may be required to specifically enforce any of the covenants contained herein.

11.             Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to Grantee at the address last reflected on the Company’s payroll records (including via e-mail if Grantee is then employed by the Company), or at such other address as either party may hereafter designate in writing to the other. Any such notice (if not sent via e-mail) shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions in this Section 11.

12.             Conflicts and Interpretation. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Grantee agrees to be bound by the terms of the Plan and this Agreement. Grantee acknowledges having read and understanding the Plan, this Agreement, and the Prospectus for this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13.             Entire Agreement; Amendment. Except as may otherwise be provided in any employment, severance or other agreement between the Company and Grantee, or any Company plan in which Grantee participates, this Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Company may modify, amend or waive the terms of the Restricted Stock Unit award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Grantee without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

14.             Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

15.             Binding Effect. This Agreement shall bind Grantee and the Company and their beneficiaries, survivors, executors, administrators and transferees.

16.             No Employment/Service Commitment. Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease Grantee’s other compensation. Payment of any Restricted Stock Unit Award amount is not secured by a trust, insurance contract or other funding medium, and Grantee does not have any interest in any fund or specific assets of the Company or any of its Affiliates by reason of this Restricted Stock Unit Award.

17.             Compliance with Code Section 409A. The Restricted Stock Units granted under this Agreement are intended to fit within the “short-term deferral” exemption from section 409A of the Internal Revenue Code. In

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administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption.

18.             Forfeiture. Grantee must reimburse or forfeit to the Company any payment received or to be received hereunder by Grantee to the extent required by the clawback policy adopted by the Board of Directors.

19.             Definitions. To the extent not specifically defined in this Agreement, each capitalized term used in this Agreement has the meaning ascribed to such term in the Plan.

20.             Committee Administration. The Committee has sole and exclusive responsibility for construing and interpreting this Agreement and for resolving all questions arising under this Agreement. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of this Agreement will be conclusive and binding upon all persons.

21.             Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

[Signature Appears on Following Page]

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RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By:	/s/ Michael Kaplan
Name: Michael Kaplan
Title: EVP & Chief Legal Officer

[Signature Page to Employment Inducement Award Restricted Stock Unit Grant Agreement]

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